Exhibit F
EXHIBIT I
FORM OF REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [                    ], 2010 by and among Visteon Corporation, a Delaware corporation (the “Company”), and the parties identified as “Investors” on the signature page hereto and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 12 or Section 13 hereof (each, including the Investors, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.
RECITALS:
WHEREAS the Company proposes to issue the New Common Stock (as defined below) pursuant to, and upon the terms set forth in, the Plan of Reorganization of Visteon Corporation and certain of its Subsidiaries and Affiliates (the “Plan”) under chapter 11 of the United States Code, 11 U.S.C. §§ 101-1532. In accordance with the Plan, the Company agrees for the benefit of the Holders, as follows:
NOW, THEREFORE, in accordance with the Plan, and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:
Section 1. Definitions.
“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.
“Agreement” has the meaning specified in the first paragraph hereof.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Beneficial Ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.
“Company” has the meaning specified in the first paragraph hereof.
“Company Notice” has the meaning specified in Section 2(c).

1

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.
“Counsel to the Holders” means, one counsel selected from time to time by the Holders of a majority of the Registrable Securities.
“Demand Notice” has the meaning specified in Section 2(c).
“Determination Date” has the meaning specified in Section 2(g).
“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
“Effective Date” has the meaning assigned to such term in the Plan.
“Equity Commitment Agreement” means that certain Equity Commitment Agreement dated as of May 6, 2010, among the Company and the other parties thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Follow-On Registration Notice” has the meaning specified in Section 2(h)(i).
“Follow-On Shelf” has the meaning specified in Section 2(h)(i).
“Form S-3 Shelf” has the meaning specified in Section 2(a).
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

2

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-l(c) promulgated under the Exchange Act) with respect to the Registrable Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:
(i) transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;
(ii) transactions pursuant to which a Holder sells short Registrable Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position;
(iii) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act; and
(iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a prospectus.
“Holder” and “Holders” have the meanings give to those terms in the first paragraph hereof.
“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.
“Investors” has the meaning specified in the first paragraph hereof.
“Lock-Up Period” has the meaning specified in Section 4(a).
“Losses” has the meaning specified in Section 8(d).
“NASDAQ” means the The NASDAQ Stock Market.
“New Common Stock” means the shares of common stock, par value $.01 per share, of the Company issued on and after the Effective Date and any additional shares of such common stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any such security into which such New Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
“Other Holders” has the meaning specified in Section 3(a).
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

3

“Piggyback Takedown” has the meaning specified in Section 3(a).
“Plan” has the meaning specified in the Recitals.
“Prospectus” means the prospectus used in connection with a Registration Statement.
“Registrable Securities” means at any time any shares of New Common Stock issued or issuable on or after the Effective Date to any Holder hereto, including, without limitation, any New Common Stock issued pursuant to the Plan or upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests (including for avoidance of doubt the Rights (as defined in the Plan)) issued pursuant to the Plan, any New Common Stock issued pursuant to the Guaranty Warrants (as defined in the Plan) and any New Common Stock issued pursuant to the Direct Commitment (as defined in the Plan), and any securities paid, issued or distributed in respect of any such New Common Stock by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, but excluding shares of New Common Stock acquired in the open market after the Effective Date; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; (y) with respect to the Registrable Securities held by any Holder (or its Affiliates), any time that such Holder Beneficially Owns Registrable Securities representing less than 5% of the then outstanding New Common Stock and is permitted sell such Registrable Securities under Rule 144(b)(1); and (z) the date on which such securities cease to be outstanding. For the purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right), whether or not such acquisition has been effected.
“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including, without limitation, (i) Commission, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange, NASDAQ (or any other national securities exchange) or the quotation of Registrable Securities on any inter-dealer quotation system, (vi) the fees and expenses incurred in connection with any road show for underwritten offerings and (vii) reasonable fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder.

4

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.
“Rights Offering” means the rights offering conducted pursuant to the Plan in accordance with the Rights Offering Procedures.
“Rights Offering Procedures” means the document attached as an Exhibit to the Equity Commitment Agreement setting forth the procedures for the Rights Offering.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.
“Shelf” has the meaning specified in Section 2(a).
“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.
“Suspension Period” has the meaning specified in Section 2(e)(ii).
“Underwritten Shelf Takedown” has the meaning specified in Section 2(b).
“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” under Rule 405 promulgated under the Securities Act.
Section 2. Shelf Registrations.
(a) Filing. The Company shall use its reasonable best efforts to file within fourteen (14) Business Days after the Effective Date a registration statement on any permitted form that qualifies, and is available for, the resale of Registrable Securities, with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf”). The Company shall use its reasonable best efforts to cause the Shelf to become effective as promptly thereafter as practicable. The Company shall include in the Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein at least five (5) Business Days prior to the date of filing

5

pursuant to a registration notice and questionnaire provided to holders under the Rights Offering Procedures; provided, however, that in order to be named as a selling securityholder each Holder must furnish to the Company in writing such information in writing as may be reasonably requested by the Company for the purpose of including such Holder’s Registrable Securities in the Shelf (the “Selling Holder Information”). The Company shall include in the Shelf Selling Holder Information received by, to the extent necessary and in a manner so that upon effectiveness of the Shelf, the Holder shall be named, to the extent required by the rules promulgated under the Securities Act by the Commission, as a selling securityholder and be permitted to deliver (or be deemed to deliver) a prospectus relating to the Shelf to purchasers of the Registrable Securities in accordance with applicable law, and shall, if requested, within five (5) Business Days of any request, amend or supplement the Shelf such that the plan of distribution or other related information reflects transactions proposed to be conducted by any Holder. If the Company files an amended version of the Shelf, the Company shall include in such Shelf Selling Holder Information that was not included in any previous filed version of the Shelf. The Company shall use its reasonable best efforts to convert any Shelf that is on a Form S-1 (including any Follow-On Shelf) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as practicable after the Company is eligible to use Form S-3. If any Registrable Securities remain issued and outstanding after three (3) years following the initial effective date of such Shelf (the “Initial Shelf Effective Date”), the Company shall, prior to the expiration of such Shelf, file a new Shelf covering such Registrable Securities and shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practical, such new Shelf. The Company shall maintain the effectiveness of the Shelf in accordance with the terms hereof for so long as any Registrable Securities remain issued and outstanding.
(b) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering (including an “at-the-market offering” or a “registered direct offering”) that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that in the case of each such Underwritten Shelf Takedown such Holder or Holders will be entitled to make such demand only if the total offering price of the Registrable Securities to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $75 million.
(c) Demand Notices. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within five (5) Business Days after receipt of any Demand Notice, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 2(d) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) Business Days after sending the Company Notice.

6

(d) Priority on Underwritten Shelf Takedowns. The Company shall not include in any Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown. If the managing underwriters for such Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown by the Holders, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities held by each such Holder, and (ii) second, other securities, including securities that the Company proposes to register for its own account, requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.
(e) Restrictions on Underwritten Shelf Takedowns and Use of Registration Statement.
(i) The Company shall not be obligated to effect more than (x) three (3) Underwritten Shelf Takedowns during any period of twelve (12) consecutive months during the first two-year period after the Effective Date, and (y) two (2) Underwritten Shelf Takedowns during any period of twelve (12) consecutive months following the first two-year period after the Effective Date, and, in either case, shall not be obligated to effect an Underwritten Shelf Takedown within one-hundred twenty (120) days after the pricing of a previous Underwritten Shelf Takedown.
(ii) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its reasonable good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided that (A) there are no more than three (3) Suspension Periods in any 12-month period, (B) the duration of all Suspension Periods may not exceed ninety (90) days in the aggregate in any twelve (12)-month period, (C) the duration of any one period may not exceed sixty (60) days, (D) at least thirty (30) days must elapse between Suspension Periods, and (E) the Company shall use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable unless, commencing on or after date that is (60) days after the initial effective date of the first Shelf filed pursuant to Section 2(a), such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company.

7

(f) Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks), subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.
(g) Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than twenty (20) days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than thirty (30) days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within twenty (20) days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use reasonable best efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than thirty (30) days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.
(h) Additional Selling Stockholders and Additional Registrable Securities.
(i) If the Company is not a Well-Known Seasoned Issuer, within twenty (20) days after a written request by one or more Holders of Registrable Securities to register for resale any additional Registrable Securities owned by such Holders, the Company shall file a Registration Statement substantially similar to the Shelf then effective, if any (each, a “Follow-On Shelf”), to register for resale such Registrable Securities. The Company shall give written notice (the “Follow-On Registration Notice”) of the filing of the Follow-On Shelf at least seven (7) days prior to filing the Follow-On Shelf to all Holders of Registrable Securities whose Registrable Securities are not already the subject of a Shelf and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (x) if the aggregate

8

amount of Registrable Securities requested to be registered on such Follow-On Shelf by all Holders that have not yet been registered represent less than 1% of the then outstanding New Common Stock or (y) if the Company has filed a Follow-On Shelf in the prior ninety (90) days. The Company shall use reasonable best efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable and in any event within sixty (60) days of filing such Follow-On Shelf. Any Registrable Securities requested to be registered pursuant to this Section 2(h)(i) that have not been registered on a Shelf or pursuant to Section 3 below at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.
(ii) If the Company is a Well-Known Seasoned Issuer, within five (5) Business Days after a written request by one or more Holders of Registrable Securities to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 2(g).
(iii) If a Form S-3 Shelf or Automatic Shelf Registration Statement is effective, within five (5) Business Days after written request therefor by a Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Form S-3 Shelf or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.
(i) Other Registration Rights. Except as expressly contemplated by the Plan, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. The Company shall not hereafter enter into any agreement with respect to its securities which (x) is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement, or (y) grants any Person the right to request the Company to register any securities of the Company, except for such rights as are not more favorable than the rights granted to the Holders of Registrable Securities hereunder.
Section 3. Piggyback Takedowns.
(a) Right to Piggyback. Whenever the Company proposes to offer any of its New Common Stock (a “Piggyback Takedown”) pursuant to a registration statement in any underwritten offering of New Common Stock (including an “at-the-market offering” or a “registered direct offering”) whether for its own account or for the account of holders of the Company’s securities (other than the Investors) (“Other Holders”), the Company shall send prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be sent not less than ten (10) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given

9

not less than ten (10) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Sections 3(b) and (c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) Business Days after sending the Company’s notice and shall file any post effective amendment or prospectus supplement necessary to include such Registrable Securities. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown.
(b) Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for such Piggyback Takedown advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown by the Holders (pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included by each such Holder), and (iii) third, other securities requested to be included in such Piggyback Takedown.
If, as a result of the proration provisions of this Section 3(b), any Holder shall not be entitled to include all Registrable Securities in a Piggyback Takedown that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Securities in such Piggyback Takedown or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to the execution of the underwriting agreement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Takedown as to which such withdrawal was made.
(c) Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of Other Holders, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the Other Holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown by the Holders (pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included by each such Holder), and (iii) third, other securities requested to be included in such registration.
If, as a result of the proration provisions of this Section 3(c), any Holder shall not be entitled to include all Registrable Securities in a Piggyback Takedown that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Securities in such Piggyback Takedown or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to the execution of the underwriting agreement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Takedown as to which such withdrawal was made.

10

(d) Selection of Underwriters. If any Piggyback Takedown is an underwritten primary registration on behalf of the Company, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering. If any Piggyback Takedown is an underwritten secondary registration on behalf of Other Holders, the Company or the Other Holders, in accordance with any agreement governing such registration, will have the sole right to select the investment banker(s) and manager(s) for the offering.
Section 4. Holdback Agreements.
(a) Holders of Registrable Securities. In connection with any Shelf Takedown or other underwritten public offering of equity securities by the Company (a “Company Underwritten Offering”), if requested by the managing underwriter for such offering, each Holder who Beneficially Owns five percent (5%) or more of the outstanding shares of New Common Stock and any other Holder participating in such offering agrees to enter into a lock-up agreement containing customary restrictions on transfers of equity securities of the Company (except with respect to such securities as are proposed to be offered pursuant to the Shelf Takedown or underwritten public equity offering), or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Company, during the seven (7) days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Lock-Up Period”); provided, that the Holders shall not be subject to the provisions hereof unless the Company’s directors, officers, Holders who Beneficially Owns five percent (5%) or more of the outstanding shares of New Common Stock and any other Holders participating in such offering shall have signed lock-up agreements containing substantially similar terms with the managing underwriter and if any such person shall be subject to a shorter lock-up period, receives more advantageous terms relating to the Lock-Up Period or receives a waiver of its lock-up period from the Company or an underwriter, then the Lock-Up Period shall be such shorter period, on such more advantageous terms and shall receive the benefit of that waiver; provided, further, that nothing herein will prevent (i) any Holder that is a partnership, limited liability company or corporation from making a distribution of Registrable Securities to the partners, members or stockholders thereof, the transfer by a Holder that is an investment advisor managing a separately managed account to the owner of the separately managed account, or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4(a), (ii) the exercise, exchange or conversion of any security exercisable or exchangeable for, or convertible into, New Common Stock, provided the New Common Stock issued upon such exercise or conversion shall be subject to the restrictions set forth in this Section 4(a), or (iii) any Holder from continuing market-making or other trading activities as a broker-dealer in the ordinary course of business; provided, further, that there shall be a period of at least thirty (30) days between the end of any Lock-Up Period and the pricing date of any subsequent Company Underwritten Offering. If requested by the managing underwriter, each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant Shelf Takedown shall be third party beneficiaries of this Section 4(a). The provisions of this Section 4(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

11

(b) The Company. In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during the seven (7) days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable).
Section 5. Company Undertakings. Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
(a) before filing a Registration Statement or Prospectus, any amendments or supplements thereto or any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act, at the Company’s expense, furnish to Counsel to the Holders copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Holders and provide a reasonable opportunity for review and comment on such documents by Counsel to the Holders;
(b) notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under the Registration Statement applicable to such Shelf Registration or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
(c) refrain from naming any Holder as an underwriter in a registration statement, without first obtaining such Holder’s written consent;
(d) furnish to each seller of Registrable Securities, and the managing underwriters (if any), without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters (if any) may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

12

(e) use its reasonable best efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
(f) notify each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters (if any) (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 2(e)(ii) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters (if any) and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective;

13

(g) shall comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of such 12 month period described hereafter), an earnings statement, which need not be audited, covering the period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(h) subject to Section 7.4 of the Equity Commitment Agreement, use its reasonable best efforts to cause all such Registrable Securities (i) if the New Common Stock is then listed on a securities exchange, to continue to be so listed, (ii) if the New Common Stock is not then listed on a securities exchange, to, as promptly as practicable (subject to the limitations set forth in the Plan), and in no event later than the effective date of the Shelf filed pursuant to Section 2(a), be listed on a national securities exchange if so requested in writing by the holders of a majority in interest of the outstanding Registrable Securities, and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;
(i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;
(j) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take such other actions as may be reasonably requested by the selling Holders or the managing underwriter, if any, to expedite the offer for sale or disposition of the Registrable Securities;
(k) (A) subject to each selling Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountants, use its reasonable best efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to such selling Holder (to the extent consistent with Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants) and the managing underwriter, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; (B) use its reasonable best efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each selling Holder and the managing underwriter, if any, provided, that the delivery of any “10b-5 statement” may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (A) above; and (C) provide officers’ certificates and other customary closing documents customarily delivered in connection with underwritten offerings and reasonably requested by the managing underwriter, if any; provided that the Company shall only be required to comply with this clause (k) in connection with, (x) the initial effective date of the first Shelf filed pursuant to Section 2(a), (y) an Underwritten Shelf Takedown or Piggyback Takedown and (z) on each date of filing of a Form 10-K, or amendment thereto, and Form 10-Q, or amendment thereto, by the Company with respect to each of the Company’s six consecutive fiscal quarters starting with the first Form 10-K or Form 10-Q filed following the initial effective date of the first Shelf filed pursuant to Section 2(a).

14

(l) take all such other actions as the Holders of a majority of the Registrable Securities included in such Shelf Takedown or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the underwriters, if any;
(m) upon reasonable notice and at reasonable times during normal business hours, make available for inspection and copying by any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement or Shelf Takedown, and any underwriter’s counsel, as applicable, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, Counsel to the Holders, underwriter or underwriter’s counsel in connection with such Registration Statement or Shelf Takedown, as applicable;
(n) permit any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;
(o) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any New Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
(p) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 13(p);

15

(q) provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;
(r) promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters (if any) of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;
(s) (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority;
(t) provide officers’ certificates and other customary closing documents;
(u) cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;
(v) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);
(w) if requested by any participating Holder of Registrable Securities or the managing underwriters (if any), promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters (if any) may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

16

(x) in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters (if any) to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters (if any) may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities; and use its reasonable best efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby;
(y) use its reasonable best efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.
Section 6. Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.
Section 7. Hedging Transactions.
(a) The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Counsel to the Holders, it is necessary or desirable to have a Registration Statement under the Securities Act cover such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use its reasonable best efforts to take such actions (which may include the filing of a prospectus supplement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution, as may reasonably be required to have such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith covered by a Registration Statement under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder.
(b) All Registration Statements in which Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7. The selection of any Hedging Counterparty shall not be subject to Section 2(f), but the Hedging Counterparty shall be selected by the Holders of a majority of the Registrable Securities subject to the Hedging Transaction that is proposed to be effected.
(c) If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.
(d) The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Schedule I hereto and to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

17

(e) In connection with a Hedging Transaction, each Hedging Counterparty shall be treated in the same manner as a managing underwriter for purposes of Section 5 of this Agreement.
Section 8. Indemnification; Contribution.
(a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any violation of the Securities Act, Exchange Act or state securities laws, or upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein including, without limitation, any notice and questionnaire, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 2(e)(ii) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b) Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any violation of the Securities Act, Exchange Act or state securities laws, upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any

18

amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates.
(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or

19

compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) In the event that the indemnity provided in Section 8(a) or Section 8(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d). Notwithstanding the foregoing, the total amount to be contributed by any Holder pursuant to this Section 8(d) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates.

20

(e) The provisions of this Section 8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 8 hereof, and will survive the transfer of Registrable Securities.
(f) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.
Section 9. Participation in Underwritten Offering/Sale of Registrable Securities.
(a) It shall be a condition precedent to the obligations of the Company to include Registrable Securities of any Holder in any Registration Statement or prospectus, as the case may be, that such Holder shall timely furnish to the Company (as a condition precedent to such Holder’s participation in such registration) its Selling Holder Information in accordance with the terms hereof. Each selling Holder shall timely provide the Company with such information as may be reasonably requested to enable the Company to prepare a supplement or post-effective amendment to any Shelf Registration or a supplement to any prospectus relating to such Shelf Registration.
(b) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
(c) Each Person that has securities registered on a Registration Statement filed hereunder agrees that, upon receipt of any notice contemplated in Section 2(e)(ii), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.
Section 10. Private Sale and Legends.
(a) Except as provided in Section 4, the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities or other shares of New Common Stock pursuant to a private sale or other transaction which is not registered pursuant to the Securities Act. To the extent requested by a Holder, the Company shall take all reasonable steps necessary to assist and cooperate with such Holder to facilitate such sale or transfer, including delivery to the Holders of a customary opinion regarding the availability of an exemption from the Securities Act for the Holders for such sale.

21

(b) At the request of a Holder, the Company shall remove from each certificate evidencing Registrable Securities any legend if the Company is reasonably satisfied (based upon an opinion of counsel or, in the case of a Holder that is not an Affiliate of the Company proposing to transfer such securities pursuant to Rule 144(b)(1) of the Securities Act, other evidence) that the securities evidenced thereby may be publicly sold without registration under the Securities Act.
Section 11. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Immediately flowing the Effective Date, the Company shall become or remain an issuer required to file reports pursuant to either Section 13(a) or Section 15(d) of the Exchange Act. Furthermore, the Company shall use reasonable best efforts to make the Registrable Securities Depository Trust Company (DTC) eligible and to include upon issuance the Registrable Securities for trading and transfer on The PORTAL Alliance LLC’s trading platform.
Section 12. Transfer of Registration Rights. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by delivering to the Company a duly executed joinder agreement in form attached hereto as Exhibit A; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.
Section 13. Joinder. Any Person who demonstrates that it is a Holder as of the Effective Date may acquire the rights of a Holder hereunder if it agrees in writing to become subject to the terms of this Agreement as a Holder by delivering to the Company a duly executed joinder agreement in form attached hereto as Exhibit A.

22

Section 14. Amendment, Modification and Waivers; Further Assurances.
(a) Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Holders holding at least fifty percent (50%) of the Registrable Securities then issued and outstanding; provided that in the event that such amendment, modification, supplement, waiver or consent would treat a Holder or group of Holders in a manner different from any other Holders, then such amendment or waiver will require the consent of such Holder or the Holders of a majority of the Registrable Securities of such group adversely treated.
(b) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.
(c) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
Section 15. Miscellaneous.
(a) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

23

(b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.
(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
(e) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.
(f) Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

24

(g) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied or sent by facsimile to the recipient, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder of Registrable Securities at the address set forth on the signature page hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

Visteon Corporation
One Village Center Drive
Van Buren Township, Michigan 48111
Facsimile:	(734) 710-7112
Attention:	Chief Financial Officer

with copies (which shall not constitute notice) to:

Pachulski Stang Ziehl & Jones LLP
919 North Market Street, 17th Floor
Wilmington, Delaware 19899-8705
Facsimile:	(302) 652-4400
Attention:	Laura Davis Jones
James E. O’Neill
Mark M. Billion

and

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Facsimile:	(312) 862-2200
Attention:	James H. M. Sprayregen, P.C.
James J. Mazza, Jr.
Gerald T. Nowak, P.C.
Howard Norber

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile:	(212) 446-4900
Attention:	Marc Kielselstein, P.C.
Brian S. Lennon

Notices to the Holders shall be sent to:

White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard
Suite 4900
Miami, Florida 33131
Facsimile:	(305) 358-5744
Attention:	Thomas E. Lauria

25

and

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Facsimile:	(212) 354-8113
Attention:	Gerard Uzzi
Gregory Pryor
Colin Diamond

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Facsimile:	(212) 872-1002
Attention:	Michael Stamer
Arik Preis
Tony Feuerstein
If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.
(h) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or, thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

26

(i) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15(i) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
(j) Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.
(k) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.
(l) Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
(m) Attorneys’ Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including, without limitation, reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.
(n) FWP Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.
(o) No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.
(p) Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 8, shall terminate with respect to the Company and such Holder as soon as such Holder no longer holds any Registrable Securities.

27

(q) No Third-Party Beneficiaries or Other Right. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder or any remedies hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto; provided, however, that the Affiliates, directors, officers, employees, members, managers and agents of each indemnified party and each Person who controls any such Indemnified Party within the meaning of either the Securities Act or the Exchange Act are intended third-party beneficiaries of Section 8 and shall have the right, power, and authority to enforce the provisions thereof as though they were a party hereto.
*   *   *

28

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

VISTEON CORPORATION

By:

Its:

CQS CONVERTIBLE AND QUANTITATIVE STRATEGIES MASTER FUND LIMITED

By:

Name:

	Title:	Authorized Signatory

CQS DIRECTIONAL OPPORTUNITIES MASTER FUND LIMITED

By:

Name:

	Title:	Authorized Signatory

DEUTSCHE BANK SECURITIES INC.
(Solely with Respect to the Distressed Products Group)

By:

Name:

Title:

By:

Name:

Title:

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:

	Name:	Elliot Greenberg
	Title:	Vice President

GOLDMAN, SACHS & CO.,
solely with respect to the
High Yield Distressed Investing Group

By:

Name:

Title:

KIVU INVESTMENT FUND LIMITED

By:

Name:

	Title:	Director

MONARCH MASTER FUNDING LTD

By:	MONARCH ALTERNATIVE CAPITAL LP, its investment advisor

By:

	Name:	Christopher Santana
	Title:	Managing Principal

OAK HILL ADVISORS, L.P., on behalf of certain private funds and separate accounts that it manages

By:

Name:

Title:

SOLUS ALTERNATIVE ASSET MANAGEMENT LP, as investment advisor to its private funds

By:

Name:

Title:

THE LIVERPOOL LIMITED PARTNERSHIP

By:	Liverpool Associates, Ltd., as General Partner

By:

	Name:	Elliot Greenberg
	Title:	Vice President

ALDEN GLOBAL DISTRESSED OPPORTUNITIES FUND, L.P.

By:	Alden Global Distressed Opportunities Fund GP, LLC, its general partner

By:

Name:

Title:

ALLEN ARBITRAGE, L.P.

By:

	Name:	Tal Gurion
	Title:	Managing Director of Investment Manager

ALLEN ARBITRAGE OFFSHORE

By:

	Name:	Tal Gurion
	Title:	Managing Director of Investment Manager

ARMORY MASTER FUND LTD.

By:	Armory Advisors LLC, its Investment Manager

By:

	Name:	Jay Burnham
	Title:	Manager

THE SEAPORT GROUP LLC PROFIT SHARING PLAN

By:	Armory Advisors LLC, its Investment Advisor

By:

	Name:	Jay Burnham
	Title:	Manager

CAPITAL VENTURES INTERNATIONAL

By:	Susquehanna Advisors Group, Inc.,
its authorized agent

By:

Name:

Title:

CASPIAN CAPITAL PARTNERS, L.P.

By:	Mariner Investment Group, as Investment Advisor

By:

	Name:	David Corleto
	Title:	Principal

CASPIAN SELECT CREDIT MASTER FUND, LTD.

By:	Mariner Investment Group, as Investment Advisor

By:

	Name:	David Corleto
	Title:	Principal

CITADEL SECURITIES LLC

By:

Name:

Title:

CSS, LLC

By:

	Name:	Jerry White
	Title:	Partner

CUMBERLAND PARTNERS

By:	CUMBERLAND GP LLC, its General Partner

By:

Name:

Title:

CUMBERLAND BENCHMARKED PARTNERS, L.P.

By:	CUMBERLAND BENCHMARKED GP LLC, its General Partner

By:

Name:

Title:

LONGVIEW PARTNERS B, L.P.

By:	LONGVIEW B GP LLC, its General Partner

By:

Name:

Title:

CUMBER INTERNATIONAL S.A.

By:	CUMBERLAND ASSOCIATES LLC, as Investment Adviser

By:

Name:

Title:

CYRUS EUROPE MASTER FUND LTD.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:

Name:

Title:

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

By:	Cyrus Capital Partners, LP as Investment Manager

By:

Name:

Title:

CRESCENT 1 L.P.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:

Name:

Title:

CRS FUND LTD.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:

Name:

Title:

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:

Name:

Title:

HALBIS DISTRESSED OPPORTUNITIES MASTER FUND, LTD.

By:

Name:

Title:

MARINER LDC

By:	Mariner Investment Group, as Investment Advisor

By:

	Name:	David Corleto
	Title:	Principal

MARINER LDC

By:	Riva Ridge Capital Management LP,
as Investment Manager

By:	Riva Ridge GP LLC, GP to the Investment Manager

By:

Name:

Title:

MERCED PARTNERS LIMITED PARTNERSHIP

By:	Global Capital Management, Inc., General Partner

By:

	Name:	Thomas G. Rock
	Title:	Authorized Representative

MERCED PARTNERS II, L.P.

By:	Lydiard Partners, L.P., General Partner

By:	Tanglewood Capital Management, Inc.,
General Partner

By:

	Name:	Thomas G. Rock
	Title:	Authorized Representative

NEWFINANCE ALDEN SPV

By:	Alden Global Capital, its Trading Advisor

By:

Name:

Title:

QVT FUND LP

By:	QVT Associates GP LLC, its general partner

By:

Name:

Title:

QUINTESSENCE FUND L.P.

By:	QVT Associates GP LLC, its general partner

By:

Name:

Title:

RIVA RIDGE MASTER FUND, LTD.

By:	Riva Ridge Capital Management LP,
as Investment Manager

By:	Riva Ridge GP LLC, GP to the Investment Manager

By:

Name:

Title:

SENECA CAPITAL, L.P.

By:

	Name:	Mike Anastasio
	Title:	CFO

SILVER POINT CAPITAL, L.P. on behalf of its affiliates and related funds

By:

Name:

Title:

SPECTRUM INVESTMENT PARTNERS, L.P.

By:	Spectrum Group Management LLC, its general partner

By:

	Name:	Jeffrey A. Schaffer
	Title:	Managing Member

SIPI MASTER LTD.

By:	Spectrum Investment Management LLC,
its investment manager

By:

	Name:	Jeffrey A. Schaffer
	Title:	Managing Member

STARK CRITERION MASTER FUND LTD.

By:	Stark Criterion Management LLC
Its:	Investment Manager

By:

Name:

Title:

STARK MASTER FUND LTD.

By:	Stark Offshore Management LLC
Its:	Investment Manager

By:

Name:

Title:

UBS Securities LLC

By:

Name:

Title:

UBS Securities LLC

By:

Name:

Title:

VENOR CAPITAL MASTER FUND LTD.

By:

	Name:	Michael Wartell
	Title:	Authorized Signatory

WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P.

By:	Whitebox Hedged High Yield Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:

Name:
Title:

WHITEBOX COMBINED PARTNERS, L.P.

By:	Whitebox Combined Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:

Name:
Title:

SCHEDULE I
PLAN OF DISTRIBUTION
A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:
(a) enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;
(b) itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short position;
(c) enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or
(d) loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.

EXHIBIT A
FORM OF JOINDER AGREEMENT
Ladies and Gentlemen:
Reference is made to the Registration Rights Agreement, dated as of                       _____, 2010 (as such agreement may have been or may be amended from time to time) (the “Registration Rights Agreement”), by and among Visteon Corporation, a Delaware corporation (the “Company”), each of the other parties signatory thereto and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered pursuant to Section 11 of the Registration Rights Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.
In consideration of the transfer to the undersigned of Registrable Securities of the Company, the undersigned represents that it is a transferee of [insert name of transferor] and agrees that, as of the date written below, the undersigned shall become a party to the Registration Rights Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto.
[SIGNATURE PAGE FOLLOWS]

Executed as of the  _____  day of                     ,  _____.
TRANSFEREE: [insert name of transferee]

By:

Name:
Title:

Address:

Acknowledged and agreed by:
VISTEON CORPORATION

By:

Name:
Title: